Exhibit 99.1

Ladder Capital Corp Reports Third Quarter 2014 Results

Financial Highlights

  Generated third quarter 2014 Core Earnings of $49.2 million (Net income of $37.2 million on a GAAP basis)
  Core EPS of $0.31 per share (Basic EPS on a GAAP basis of $0.30)
  Originated $1.1 billion in commercial mortgage loans, including $736.3 million of mortgage loans held for sale and $376.1 million of mortgage loans held for investment
  Contributed $680.0 million of loans to two securitization transactions during the third quarter 2014 (completed seven securitizations in the first three quarters of 2014)

NEW YORK--(BUSINESS WIRE)--November 5, 2014--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the third quarter ended September 30, 2014. Core Earnings, a non-GAAP financial measure, were $49.2 million for the quarter ended September 30, 2014, compared to $45.7 million earned in the third quarter of 2013, an increase of 7.6%. For the nine months ended September 30, 2014, Core Earnings were $166.4 million compared to $180.3 million for the comparable period in 2013. We believe Core Earnings, which adjusts GAAP income before taxes for certain non-cash expenses and unrecognized derivative results, is useful in evaluating our earnings from operations. Net income for the three and nine months ended September 30, 2014 was $37.2 million and $85.8 million, respectively, compared to $21.2 million and $169.0 million for the three and nine months ended September 30, 2013, respectively.

Core Earnings in the third quarter were affected by the additional interest expense related to the $300 million of 5.875% senior unsecured notes issued on August 1, 2014, and reduced securitization profit margins due to credit spread widening associated with market volatility. Core EPS, a non-GAAP measure, was $0.31 per share for the third quarter of 2014. For the nine months ended September 30, 2014, Core EPS was $1.04. Basic EPS on a GAAP basis was $0.30 per share and $0.81 per share for the three and nine months ended September 30, 2014, respectively.

As of September 30, 2014, we had total assets of $4.7 billion, including $1.5 billion of commercial real estate loans, $2.2 billion of commercial real estate-related securities, $652.6 million of real estate, $142.4 million of total cash and $172.5 million of other assets. At the end of the third quarter of 2014, 79% of our total assets were comprised of senior secured assets, including first mortgage loans, commercial real estate-related securities secured by first mortgage loans, and cash. Senior secured assets comprised 92% of the total $2.0 billion investment activity during the third quarter of 2014.

During the three months ended September 30, 2014, we originated $1.1 billion of loans, comprised of $736.3 million of commercial mortgage loans held for sale and $376.1 million of commercial mortgage loans held for investment. We participated in two securitization transactions during the third quarter of 2014, contributing a total of $680.0 million in face amount of commercial mortgage loans. The sale of loans into these two securitization transactions resulted in income from the sale of loans, net, of $20.4 million in the third quarter of 2014. After factoring in related hedging results and other related adjustments, the net economic benefit during the quarter was $23.3 million. We also received $80.7 million in proceeds from the repayment of mortgage loans held for investment during the third quarter of 2014.

Our portfolio of CMBS and U.S. Agency Securities increased by $342.1 million during the third quarter of 2014 to $2.2 billion. We purchased $758.6 million and sold $335.2 million of securities during the three months ended September 30, 2014. We also received $43.0 million of proceeds from the repayment of securities during the quarter.

During the third quarter of 2014, we purchased three net lease properties, one new portfolio of office buildings, and added to an existing portfolio of office buildings for a total investment of $127.0 million. We also sold four net lease retail properties and 39 condominium units for a total of $38.6 million during the three months ended September 30, 2014, which generated income from the sale of real estate, net, of $8.5 million. Our total real estate portfolio as of September 30, 2014 increased to $652.6 million.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the following dates:

	September 30, 2014	December 31, 2013
	($ in thousands)
Loans
Conduit first mortgage loans	$206,501	$440,490
Balance sheet first mortgage loans	1,179,941	411,655
Other commercial real estate-related loans	143,338	127,423
Total loans	1,529,780	979,568
Securities
CMBS investments	2,035,079	1,422,995
U.S. Agency Securities investments	141,536	234,251
Total securities	2,176,615	1,657,246
Real Estate
Real estate, net	652,587	624,219
Total real estate	652,587	624,219
Total investments	4,358,982	3,261,033
Cash, cash equivalents and cash collateral held by broker	142,358	107,263
Other assets	172,453	120,767
Total assets	$4,673,793	$3,489,063
Note: CMBS Investments and U.S. Agency Securities investments are carried at fair value.

We originate conduit first mortgage loans eligible for securitization that are secured by cash-flowing commercial real estate properties. These first mortgage loans are structured with fixed rates and five- to ten-year terms. During the third quarter of 2014, we participated in two commercial mortgage loan securitization transactions, contributing $680.0 million in principal value of loans. As of September 30, 2014, we held 12 first mortgage loans that were substantially available for contribution into future securitizations with an aggregate book value of $206.5 million. Based on the outstanding loan principal balances at September 30, 2014 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 65.4%.

We also originate balance sheet first mortgage loans secured by commercial real estate properties that are undergoing lease-up, sell-out, renovation, or repositioning. These mortgage loans are generally structured with floating rates and terms (including extension options) ranging from one to five years. As of September 30, 2014, we held a portfolio of 42 balance sheet first mortgage loans with an aggregate book value of $1.2 billion. Based on the outstanding loan principal balances at September 30, 2014 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 68.3%.

We selectively invest in other commercial real estate loans in the form of note purchase financings, subordinated debt, mezzanine debt, and other structured finance products related to commercial real estate. We held $143.3 million of other commercial real estate-related loans as of September 30, 2014. Based on the outstanding loan principal balances through the mezzanine or subordinated debt level at September 30, 2014 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 75.1%.

As of September 30, 2014, our portfolio of CMBS investments had an estimated fair value of $2.0 billion and was comprised of investments in 159 CUSIPs ($12.8 million average investment per CUSIP), with a weighted average duration of 3.7 years.

As of September 30, 2014, our portfolio of U.S. Agency Securities had an estimated fair value of $141.5 million and was comprised of investments in 52 CUSIPs ($2.7 million average investment per CUSIP), with a weighted average duration of 5.4 years.

As of September 30, 2014, we owned 32 single tenant properties, four office building properties, 237 condominium units at Veer Towers in Las Vegas, and 290 apartment/condominium units at Terrazas River Park Village in Miami. Our total real estate portfolio had an aggregate book value of $652.6 million. We typically originate internal non-recourse mortgage loan financing secured by an individual property or a group of properties in our real estate portfolio and subsequently seek to securitize these loans. Once the loans have been securitized, they are included on our balance sheet as mortgage loan financing. As of September 30, 2014, we had $398.3 million of such mortgage loan financing, secured by certain of our real estate properties.

Liquidity and Capital Resources

We held unrestricted cash and cash equivalents of $87.8 million at September 30, 2014. We had total debt outstanding of $3.1 billion as of September 30, 2014, and we had an additional $1.6 billion of committed financing available for additional investment through our FHLB membership, our revolving credit agreements, and our committed repurchase facilities. During the third quarter, we requested and were granted an increase in the total funds available to us through our FHLB membership.

On August 1, 2014, we issued $300.0 million in aggregate principal of unsecured 5.875% senior notes due 2021 in a private offering to qualified institutional buyers. We also lengthened the maturity profile of our indebtedness with the FHLB. As of September 30, 2014, the weighted average maturity on our FHLB debt was 2.6 years compared to 1.8 years at the end of the prior quarter.

The following table summarizes our debt outstanding as of the following dates:

	September 30, 2014	December 31, 2013
	($ in thousands)

Committed loan facilities	$238,869	$159,313
Committed securities facility	-	88,921
Uncommitted securities facilities	522,758	361,601
Total repurchase agreements	761,627	609,835
Mortgage loan financing	398,266	291,053
Borrowings from the FHLB	1,291,000	989,000
Senior unsecured notes	625,000	325,000
Total	$3,075,893	$2,214,888

Conference Call and Webcast

We will host a conference call on Wednesday, November 5, 2014 at 5:00 p.m. EST to discuss third quarter 2014 results. The conference call can be accessed by dialing (855) 771-6992 domestic or (707) 287-9312 international, access code 18616065. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. EST on Wednesday, November 5, 2014 through midnight Wednesday, November 19, 2014. To access the replay, please call (855) 859-2056 domestic or (404) 537-3406 international, access code 18616065. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com. A web-based archive of the conference call will also be available at the above website.

Non-GAAP Financial Measures

We present Core Earnings, which is a non-GAAP measure, as a supplemental measure of our performance. We consider common shareholders and Continuing LCFH Limited Partners to have fundamentally equivalent interest in our pre-tax earnings. Accordingly, for purposes of computing Core Earnings we start with pre-tax earnings and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interests held by Continuing LCFH Limited Partners.

We define Core Earnings as income before taxes adjusted to exclude (i) net (income) loss attributable to noncontrolling interests in our consolidated joint ventures, (ii) real estate depreciation and amortization, (iii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iv) unrealized gains/(losses) related to our investments in Agency interest-only securities, (v) the premium (discount) on mortgage loan financing and the related amortization of premium (discount) on mortgage loan financing recorded during the period, (vi) non-cash stock-based compensation and (vii) certain one-time items.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from Core Earnings until the related asset is sold and the hedge position is considered “closed”, whereupon they would then be included in Core Earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing Core Earnings for the period.

Our investments in Agency interest-only securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and derivatives which we use to hedge asset values.

Set forth below is an unaudited reconciliation of income before taxes to Core Earnings:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	($ in thousands)

Income before taxes	$47,511	$21,850	$109,643	$172,440
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures (GAAP)	306	(1,025)	451	(698)
Our share of real estate depreciation, amortization and gain adjustments	4,752	4,651	15,558	10,493
Adjustments for unrecognized derivative results	(8,000)	24,177	29,157	(7,429)
Unrealized (gain) loss on agency IO securities	1,282	(3,189)	(466)	1,850
Premium (discount) on mortgage loan financing, net of amortization	(394)	(1,343)	634	1,018
Non-cash stock-based compensation	3,751	624	11,413	2,632
Core Earnings	$49,208	$45,745	$166,390	$180,306

During the preparation of the Core Earnings calculation for the quarter ended September 30, 2014, the Company identified certain computational errors in its historical calculations, specifically the Company identified that (i) it had not appropriately considered the impact of noncontrolling interests in consolidated joint ventures in the computation of the adjustments for the real estate depreciation and amortization, and gain add-backs in the prior periods and (ii) certain tracking errors relating to unrecognized hedging derivative results. The Company believes the effect of these adjustments to the prior periods presented is immaterial to its Core Earnings as previously reported, however in order to present the comparative information consistently, we have revised previously presented Core Earnings for all impacted periods. All such impacted previously reported Core Earnings will be revised the next time such Core Earnings are included in the Company’s filings.

We present Core EPS, which is a non-GAAP measure, as a supplemental measure of our performance. Core EPS is defined as Core Earnings adjusted for taxes based on an estimate of our corporate tax rate, divided by the weighted average number of Class A and Class B common shares outstanding during the quarter, pro forma for the conversion of all Class B common shares outstanding into shares of Class A common stock as of January 1, 2014, as if the Company’s IPO had occurred on that date.

Set forth below is an unaudited reconciliation of GAAP Basic EPS to Core EPS:

	Three Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2014

GAAP earnings per share (basic)	$0.30	$0.81
Net income attributable to noncontrolling interest in operating partnership	0.46	1.20
Net income attributable to predecessor unitholders	-	(0.26)
Real estate depreciation and amortization	0.10	0.33
Adjustments for unrecognized derivative results	(0.16)	0.59
Unrealized (gain) loss on agency IO securities, net	0.03	-
Premium (discount) on long-term financing, net of amortization thereon	(0.01)	0.01
Non-cash stock-based compensation	0.08	0.23
Additional estimated corporate tax expense (effective rate of 40.7% and 39.7%, incl. UBT)[1]	(0.18)	(0.89)
Impact of conversion of Class B common stock into Class A common stock	(0.31)	(0.98)
Core EPS	$0.31	$1.04

[1] Estimated effective tax rate, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact of UBT. The Company’s effective tax rate on a GAAP basis for the three months and the nine months ended September 30, 2014 was 21.7%.

Below is an unaudited computation of Core EPS for the three and nine months ended September 30, 2014:

	Three Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2014
	(in thousands, except per share amounts)

Core Earnings	$49,208	$166,390
Estimated corporate tax expense (effective rate of 40.7% and 39.7%)[1]	(19,197)	(67,721)
Tax-effected Core Earnings	$30,011	$98,669

Basic weighted average shares outstanding of Class A common stock	49,394	49,102
Impact of including Class B common stock and predecessor period	48,047	46,054
Adjusted weighted average shares outstanding	97,441	95,156

Core EPS	$0.31	$1.04
[1] Estimated effective tax rate, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact of UBT. The Company’s effective tax rate on a GAAP basis for the three months and the nine months ended September 30, 2014 was 21.7%.

Core EPS information is not applicable for reporting periods prior to the first quarter of 2014 and our IPO.

We present Core Earnings and Core EPS because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding non-cash expenses and unrecognized results from derivatives and Agency interest-only securities, which we believe makes comparisons across reporting periods more relevant by eliminating timing differences related to changes in the values of assets and derivatives. In addition, we use Core Earnings and Core EPS: (i) to evaluate our earnings from operations and (ii) because management believes that it may be a useful performance measure for us.

Core Earnings and Core EPS have limitations as analytical tools. Some of these limitations are:

  Core Earnings and Core EPS do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  Core EPS is based on a non-GAAP estimate of Ladder’s effective tax rate, including the impact of UBT, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Ladder’s actual tax rate may differ materially from this estimate; and
  other companies in our industry may calculate Core Earnings and Core EPS differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core Earnings and Core EPS should not be considered in isolation or as a substitute for net income or earnings per share as an alternative to cash flow as a measure of our liquidity or any other performance measures calculated in accordance with GAAP.

In the future we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core Earnings and Core EPS should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to our Form 10-Q.

About Ladder

Ladder is a leading commercial real estate finance company that originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City and has branches in Boca Raton, Los Angeles and San Francisco.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp and Predecessor
Combined Consolidated Statements of Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net interest income
Interest income	$48,459,116	$29,633,069	$130,393,530	$91,062,175
Interest expense	19,927,907	12,554,368	51,520,832	35,703,283
Net interest income	28,531,209	17,078,701	78,872,698	55,358,892

Provision for loan losses	150,000	150,000	450,000	450,000
Net interest income after provision for loan losses	28,381,209	16,928,701	78,422,698	54,908,892

Other income
Operating lease income	12,810,260	10,235,147	38,826,961	25,152,332
Tenant recoveries	2,251,647	974,500	6,474,024	1,447,641
Sale of loans, net	20,413,788	22,225,041	107,135,195	141,046,263
Gain (loss) on securities	14,074,245	(1,394,468)	21,259,266	4,481,847
Sale of real estate, net	8,471,437	3,524,727	24,224,538	10,887,448
Fee income	2,715,223	1,721,994	7,215,942	5,324,872
Net result from derivative transactions	1,125,186	(6,313,247)	(50,434,804)	16,635,489
Earnings from investment in unconsolidated joint ventures	326,465	1,362,527	1,662,025	2,351,878
Unrealized gain (loss) on Agency interest-only securities	(1,282,308)	3,188,919	465,597	(1,849,924)
Gain on assignment of mortgage loan financing	431,465	-	431,465	-
Total other income	61,337,408	35,525,140	157,260,209	205,477,846
Costs and expenses
Salaries and employee benefits	19,829,972	14,343,883	66,316,170	47,937,276
Operating expenses	6,190,467	5,870,491	12,895,587	11,336,738
Real estate operating expenses	7,149,488	4,417,850	22,131,024	11,309,438
Fee expense	2,208,412	561,420	3,423,498	5,754,432
Depreciation and amortization	6,829,090	5,409,797	21,274,084	11,608,986
Total costs and expenses	42,207,429	30,603,441	126,040,363	87,946,870
Income before taxes	47,511,188	21,850,400	109,642,544	172,439,868
Income tax expense	10,334,853	663,868	23,822,694	3,450,948
Net income	37,176,335	21,186,532	85,819,850	168,988,920

Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	306,209	(1,024,751)	451,320	(697,721)
Net (income) loss attributable to predecessor unitholders	-	$20,161,781	12,628,031	$168,291,199
Net (income) loss attributable to noncontrolling interest in operating partnership	(22,826,566)		(59,086,094)
Net income attributable to Class A common shareholders	$14,655,978		$39,813,107

Earnings per share:
Basic	$0.30		$0.81
Diluted	$0.28		$0.74

Weighted average shares outstanding:
Basic	49,394,399		49,101,904
Diluted	97,918,235		97,750,385

Ladder Capital Corp and Predecessor
Combined Consolidated Balance Sheets
(unaudited)

	September 30, 2014	December 31, 2013

Assets
Cash and cash equivalents	$87,833,330	$78,742,257
Cash collateral held by broker	54,524,990	28,520,788
Mortgage loan receivables held for investment, net, at amortized cost	1,323,279,126	539,078,182
Mortgage loan receivables held for sale	206,501,369	440,489,789
Real estate securities, available-for-sale:
Investment grade commercial mortgage backed securities	1,652,052,327	1,164,936,448
GN construction securities	23,004,029	13,006,860
GN permanent securities	39,312,154	113,216,186
Interest-only securities	462,246,662	366,086,700
Real estate, net	652,587,432	624,219,015
Investments in unconsolidated joint ventures	5,938,241	9,262,762
FHLB stock	59,740,000	49,450,000
Derivative instruments	5,750,654	8,244,355
Due from brokers	4,276	1,503
Accrued interest receivable	21,074,036	14,971,167
Other assets	79,944,556	38,837,255
Total assets	$4,673,793,182	$3,489,063,267

Liabilities and Capital

Liabilities
Repurchase agreements	$761,627,218	$609,834,793
Mortgage loan financing	398,265,284	291,053,406
Borrowings from the FHLB	1,291,000,000	989,000,000
Senior unsecured notes	625,000,000	325,000,000
Derivative instruments	7,529,568	7,031,033
Amount payable pursuant to tax receivable agreement	672,235	-
Accrued expenses	74,139,211	64,400,382
Other liabilities	29,989,945	17,509,888
Total liabilities	3,188,223,461	2,303,829,502

Commitments and contingencies

Equity (capital)
Series A preferred units	-	825,985,422
Series B preferred units	-	290,846,531
Common units	-	59,565,278
Class A common stock, par value $0.001 per share, 600,000,000 shares
authorized; 51,471,579 shares issued and outstanding	51,471	-
Class B common stock, no par value, 100,000,000 shares authorized;
47,656,143 shares issued and outstanding	-	-
Additional paid-in capital	735,410,376	-
Retained earnings	39,813,107	-
Accumulated other comprehensive income/(loss)	(2,043,445)	-
Total shareholders' equity (partners' capital)	773,231,509	1,176,397,231
Noncontrolling interest in operating partnership	704,720,635	-
Noncontrolling interest in consolidated joint ventures	7,617,577	8,836,534
Total equity (capital)	1,485,569,721	1,185,233,765

Total liabilities and equity (capital)	$4,673,793,182	$3,489,063,267

Ladder Capital Corp and Predecessor
Combined Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2014	2013

Cash flows from operating activities:
Net income	$85,819,850	$168,988,920
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization	21,274,084	11,608,986
Unrealized (gain) loss on derivative instruments	2,752,740	5,030,545
Unrealized (gain) loss on Agency interest-only securities	(465,597)	1,849,924
Provision for loan losses	450,000	450,000
Amortization of equity based compensation	10,303,817	2,194,673
Amortization of deferred financing costs included in interest expense	4,080,794	3,293,359
Amortization of premium on mortgage loan financing	(471,162)	(403,203)
Amortization of above- and below-market lease intangibles	533,080	-
Accretion/amortization of discount, premium and other fees on loans and securities	63,752,742	40,487,633
Realized gain on sale of mortgage loan receivables held for sale	(107,135,195)	(141,046,263)
Realized gain on real estate securities	(21,259,266)	(4,481,847)
Realized gain on sale of real estate	(24,224,538)	(10,887,448)
Realized gain on assignment of mortgage loan financing	(431,465)	-
Origination of mortgage loan receivables held for sale	(2,027,845,247)	(1,572,035,040)
Repayment of mortgage loan receivables held for sale	950,955	5,603,753
Proceeds from sales of mortgage loan receivables held for sale	2,379,817,907	2,246,099,121
Accrued interest receivable	(6,102,869)	649,333
Earnings on investment in unconsolidated joint ventures	(1,662,025)	(2,351,878)
Distributions of return on capital from investment in unconsolidated joint ventures	1,731,695	2,804,880
Deferred tax asset	(5,543,859)	-
Changes in operating assets and liabilities:
Due to brokers	-	18,153,020
Due from brokers	(2,773)	(21,502,918)
Other assets	(26,291,641)	(25,373,397)
Amount payable pursuant to tax receivable agreement	672,235	-
Accrued expenses and other liabilities	16,004,505	36,223,768
Net cash provided by (used in) operating activities	366,708,767	765,355,921
Cash flows used in investing activities:
Reduction (addition) of cash collateral held by broker for derivatives	(790,594)	(1,075,479)
Purchase of derivative instruments	(7,125)	(20,000)
Purchases of real estate securities	(1,286,236,301)	(707,021,887)
Repayment of real estate securities	165,755,531	330,611,532
Proceeds from sales of real estate securities	565,099,884	133,874,777
Purchase of FHLB stock	(10,290,000)	(23,300,000)
Origination and purchases of mortgage loan receivables held for investment	(951,438,160)	(233,727,109)
Repayment of mortgage loan receivables held for investment	159,328,718	184,292,674
Reduction (addition) of cash collateral held by broker	(25,213,608)	28,877,353
Addition of deposits received for loan originations	6,461,002	11,357,534
Security deposits included in other assets	(5,288,660)	-
Capital contributions to investment in unconsolidated joint ventures	-	(4,676,914)
Distributions of return of capital from investment in unconsolidated joint ventures	3,254,851	4,824,245
Purchases of real estate and capital improvements	(128,968,131)	(158,102,978)
Proceeds from sale of real estate	103,461,515	27,666,715
Net cash provided by (used in) investing activities	(1,404,871,078)	(406,419,537)
Cash flows from financing activities:
Deferred financing costs	(7,215,212)	(3,696,880)
Proceeds from repurchase agreements	7,141,261,983	3,374,644,489
Repayment of repurchase agreements	(6,989,469,558)	(4,162,410,192)
Proceeds from borrowings under credit agreements	15,000,000	30,000,000
Repayment of borrowings under credit agreements	(15,000,000)	(30,000,000)
Proceeds from revolving credit facility	25,000,000	-
Repayment of revolving credit facility	(25,000,000)	-
Proceeds from mortgage loan financing	138,552,904	185,037,630
Repayment of mortgage loan financing	(30,438,399)	(71,478)
Proceeds from FHLB borrowings	4,165,000,000	3,729,500,000
Repayments of FHLB borrowings	(3,863,000,000)	(3,383,500,000)
Proceeds from Notes issued	300,000,000	-
Partners' capital contributions	-	1,800,000
Partners' capital distributions	(368,983)	(90,975,313)
Capital contributed by a noncontrolling interest	1,277,929	8,437,262
Capital distributed by a noncontrolling interest	(46,874,376)	(353,136)
Shares acquired to satisfy minimum required federal and state tax withholding on vesting restricted stock	(124,723)	-
Issuance of common stock	259,037,500	-
Common stock offering costs	(20,523,458)	-
Adjustment to tax receivable agreement as a result of the exchange of Class B shares	137,777	-
Net cash provided by (used in) financing activities	1,047,253,384	(341,587,618)
Net increase (decrease) in cash	9,091,073	17,348,766
Cash and cash equivalents at beginning of period	78,742,257	45,178,565
Cash and cash equivalents at end of period	$87,833,330	$62,527,331

Supplemental information:
Cash paid for interest	$50,508,752	$33,670,316
Cash paid for income taxes	$9,539,391	$3,274,256

Supplemental disclosure of non-cash operating activities:
Establishment of deferred tax asset	$5,543,859	$-

Supplemental disclosure of non-cash investing activities:
Transfer from mortgage loan receivables held for investment, at amortized cost to mortgage loan receivable held for sale	$11,800,000	$8,460,174
Transfer from real estate, net to real estate held for sale	$19,321,600	$-

Supplemental disclosure of non-cash financing activities:
Exchange of capital for common stock	$483,567,974	$-
Exchange of noncontrolling interest for common stock	$697,096,682	$-
Change in other comprehensive income related to change in current and deferred tax asset	$1,293,140	$-
Rebalancing of ownership percentage between Company and Operating Partnership	$231,772	$-

CONTACT:
Investor Contact:
Ladder Capital Corp
Investor Relations, 917-369-3207
investor.relations@laddercapital.com